EXHIBIT 10.4

                         FINANCIAL CONSULTING AGREEMENT

         THIS FINANCIAL CONSULTING AGREEMENT (this "Agreement"), made as of this 15th day of May 2002, is by and between, Warp Solutions, Inc., a Delaware corporation with its principal place of business at 627 Greenwich Street, New York, NY 10014, its subsidiaries, affiliates and successors (the "Company"), and Lighthouse Capital Ltd, a New York corporation ("Lighthouse"), with its principal place of business at 594 Broadway, Suite 302, New York, NY 10012.

                                R E C I T A L S:

         A. The Company desires to retain Lighthouse to provide certain financial consulting services.

         B. Lighthouse desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1 . Consulting Services. During the term of this Agreement, Lighthouse is hereby retained by the Company to provide financial consulting services to the Company, as said services relate to corporate finance matters. Lighthouse shall provide such financial consulting services as reasonably requested by the Company during the term of this Agreement which may include, but not be limited to:

         i) Assist the Company with its current plans to obtain financing. It is understood that the final terms and conditions of any financing must be acceptable by the Board of Directors of the Company and the investors however there can be no assurances that the Company will receive financing during the term of this agreement. In association with financing efforts, Lighthouse will seek to communicate and clarify the Company's business model, strategic objectives and inherent value to the investment community. This may include assessing the current promotional and public relations efforts and providing suggestions where appropriate.

         ii) Make necessary presentations to institutional funds, registered representatives and shareholders in order to inform them with respect to the affairs of the Company and maintain timely personal contact with such registered representatives and shareholders to assure their awareness of the Company's performance, including the forwarding of its corporate profile, materials published in newspapers, magazines and journals, press releases, brochures and mailers provided by the Company;

         iii) Identify registered representatives (stockbrokers) and portfolio managers (collectively "advisers") who may be interested in considering for the portfolio of their customers, the common stock of the Company, introducing the Company to such advisers and coordinating communications and relationships with such advisers on behalf of the Company, all in order to develop and expand a network of advisers who are well informed regarding the Company.

         Nothing hereunder shall require Lighthouse to devote a minimum number of hours per calendar month toward the performance of services hereunder. Unless otherwise agreed to by Lighthouse, all

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services hereunder shall be performed by Lighthouse, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by Lighthouse hereunder may be performed by any employee or consultant to Lighthouse.

         2. Term. The term of this Agreement shall be for one (1) year commencing as of the date first written above and is automatically renewable unless cancelled in writing with 30 days notice. Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if two (2) years from the effective date of introduction to the Company of an entity, the Company enters into a definitive commitment relating to a Financing (or any portion thereof) or non-financing capital transaction with any entity, the Company shall pay to Lighthouse fees in accordance with the terms and provisions of Sections 3(ii) or 3(iii), as applicable.

3.       Compensation.

         i) Lighthouse will be paid a monthly retainer of $10,000 for the term of this agreement (section 2) and a five (5) year warrant to purchase 150,000 shares of the Company's common stock priced $1.20 with a cashless exercise feature and standard piggy back rights. The Company further hereby agrees to pay on a pre-approval basis all reasonable out-of-pocket expenses incurred by Lighthouse in connection with the services to be rendered by Lighthouse hereunder;

         ii) In the event the Company effectuates a Transaction (to be construed as a financing or a merger/acquisition transaction) pursuant to which the Company receives cash (or other form of consideration) from an Entity in consideration of its issuance of voting and/or non-voting common, preferred or convertible stock, notes, bonds, debentures or other securities or instruments and such Transaction is effectuated as a result of any introduction to the Entity made directly by Lighthouse to the Company [but not one that is effectuated through the efforts of an advisor that Lighthouse is compensated for in (iii) below], then the Company hereby agrees to pay Lighthouse a fee equal to 10% of the cash consideration received by the Company and 10% warrant coverage [of the deal size] convertible at 100% of the investment price. Payment shall be due and payable in cash on the date of any such closing. The warrant shall have a five (5) year term, standard piggyback registration rights and a cashless exercise feature. If there shall be more than one closing, the Company shall pay said fee with respect to the consideration received at each such closing;

         iii) If Lighthouse introduces the Company to a consultant or advisor that raises funds, provides merger and acquisition or other investment banking related services, such as a brokerage firm, the Company will pay Lighthouse 10% of the compensation that is paid to that advisor, or the difference between the fee that advisor paid and the total fee in (ii), whichever is greater but not to exceed 5%;

         iv) The Company further agrees to compensate Lighthouse if a Transaction is consummated pursuant to section 3. (ii), with any Entity that may be negotiated directly with the Company or introduced to the Company by another intermediary or through any other method. Lighthouse will agree to a lower fee not to exceed 5% of the total Transaction.

         v) There may be vendors that Lighthouse recommends the Company hire such as brokerage, investor relations, direct mail, e-mail and telemarketing companies. These Companies, if they are approved by the Company, will be paid directly, or through Lighthouse, by the Company for their services.

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         4. Transfer Sheets, DTC Sheets and Standard & Poor's/Moody's Listing.
For a period of two (2) years from its public listing, and at its expense, the Company shall provide Lighthouse with copies of its monthly transfer sheets and weekly Depository Trust Company transaction summary records, if requested by Lighthouse. The Company agrees that for a period of five years from its public listing it will register and remain covered by the Corporation Records Service published by Standard & Poor's or Moody's.

         5. Board of Directors. During the five (5) years following the Company's public listing, Lighthouse shall have the right to (i) receive at least ten (10) days' prior notice to any meeting of the Board of Directors of the Company (or any action to be taken by written consent without such meeting) or such lesser reasonable notice as the Company shall have provided to its directors, together with copies of any and all reports, documents or other information delivered to the Board of Directors from time to time, (ii) at the option of Lighthouse, have any person designated by it attend any and all such meetings of the Board of Directors; and (iii) at the option of Lighthouse, to designate one (1) director to the Board of Directors of the Company. Such designee, if elected or appointed, shall attend meetings of the Board and receive the same compensation that is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable expenses incurred in attending such meetings. To the extent permitted by law, the Company will agree to indemnify us and our designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will agree, if possible, to include our designee as an insured under such policy.

         6. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Lighthouse in connection with any and all services to be performed hereunder by Lighthouse for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Lighthouse to adequately provide financial consulting services hereunder is dependent upon the prompt dissemination of accurate, correct and complete information to Lighthouse. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, including the issuance of the warrants hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         7.       Indemnification.

                  (a) The Company hereby agrees to indemnify, defend and hold harmless Lighthouse, its officers, directors, principals, employees, partners, consultants, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits or proceedings (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by Lighthouse, unless such Losses were the result of the intentional misconduct or gross negligence of Lighthouse or were the result of any information supplied by Lighthouse; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below. Lighthouse hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors and

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shareholders, and their successors and assigns from and against any and all
Losses arising out of or resulting from (i) the intentional misconduct or gross negligence of Lighthouse, unless such Losses were the result of any written or public information supplied by the Company; or (ii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

                  (b) If Lighthouse or the Company (in each case, the "Indemnified Party") receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company or Lighthouse (in each case, the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Section 7, the Indemnified party shall, within thirty (30) days of the receipt of such written notice, give the Indemnifying Party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding if the Indemnifying Party is not materially adversely affected by such delay. Upon receipt by the Indemnifying Party of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Indemnified Party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnifying Party and the Indemnified party shall cooperate with each other in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party unless the Indemnifying Party shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by Indemnifying Party. The Indemnifying Party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party unless such claim can be settled entirely for cash and the Indemnified Party shall be given a full release from all parties in connection therewith. If the Indemnifying Party shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, the Indemnified Party may defend, satisfy or settle the Third Party Claim at the expense of the Indemnifying Party and the Indemnifying Party shall pay to the Indemnified Party the amount of any such Loss within ten (10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this Agreement.

         8. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless a written instrument, executed by both parties hereto, evidences the same.

         9. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

         10. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

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         11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in the State of New York, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in New York, has been brought in an inconvenient forum.

         13. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

         14. Confidential Information. Lighthouse agrees that all non-public information pertaining to the prior, current or contemplated business of the Company is valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, insurance products and programs, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Lighthouse, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the benefit of the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Lighthouse, its officers, directors, employees, agents or shareholders for any purpose other than the benefit of the Company's business, either during the term of the attached Agreement or after the termination or expiration thereof, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Lighthouse from a third party or parties who are not under an obligation of confidentiality to the Company, or (iii) if such information is known to Lighthouse prior to the execution of this Agreement, or
(iv) as may be required by law. These confidentiality obligations shall survive termination of this Agreement.

         15. Independent Contractor Status. It is expressly understood and agreed that Lighthouse shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in the attached Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Lighthouse shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

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         16. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         17. Prior Agreements. This agreement supercedes any previous agreements between the Company and Lighthouse.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       ACCCEPTED AND AGREED:


                                       Warp Solutions, Inc.



                                       By:
                                           ----------------------------------
                                           Karl Douglas, President & CEO


                                       Lighthouse Capital Ltd



                                       By:
                                           ----------------------------------
                                           Richard J. Paone, President



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